Exhibit 10.9

POWER OF ATTORNEY

[      ](“I”), who holds an ID Card No. [       ], is a holder of 99.00% of the entire registered capital in Shenzhen Yitian Internet Technology Co., Ltd. (“VIE Co”) as of the date hereof. With respect to all equity interests now and in the future held by me in VIE Co. (“My Shareholding”), I hereby irrevocably authorize Shenzhen Weiyixin Technology Co., Ltd. (“WFOE”) to exercise the following rights during the term of this Power of Attorney:

The WFOE and its designee (s) (including but not limited to the directors of VIYI Technology Limited, the parent company of the WFOE and their successors and any liquidator who replaces the directors of the parent company, but excluding any person who is not independent or may result in conflict of interest) (“Trustee”) is hereby authorized to act on my behalf as my exclusive power of attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) convene and attend shareholders’ meetings of VIE Co; 2) file all required documents in the relevant registry; 3) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and VIE Co’s Memorandum of Association, including but not limited to the right to dividends, sale or transfer or pledge or disposition of My Shareholding in part or in whole; 4) execute, in my name, any resolutions and minutes of Board meeting, or approve any amendment to Memorandum of Association in my capacity as the shareholder of VIE Co; and 5) designate, appoint and replace the legal representative, the directors, supervisors, the general manager and other senior management members of VIE Co. To initiate lawsuit or take other legal actions against the legal representative, directors, supervisors, general manager and other senior management members of VIE Co if their actions are detrimental to the interests of VIE Co or its shareholders. Without the written consent of WOFE, I shall have no right to increase or decrease capital, transfer, re-pledge, or dispose of or change My Shareholding in any other manner.

For the purpose of exercising the Entrusted Rights hereunder, WFOE or its designated person (s) shall have the right to have access to the corporate operation, business, clients, finance, staff and any other relevant information of the VIE Co. I shall fully cooperate in this regard.

I will not, directly or indirectly, without the prior written consent of the WFOE, participate in, engage, concern or own, or use information obtained from the WFOE and the VIE Co, any business that is or may be in competition with the business of the WFOE, the VIE Co or their affiliates or persons, nor will I hold any interest or acquire any interest in any business that is or may be in competition with the business of the WFOE, the VIE Co or their affiliates or persons. For the avoidance of doubt, this Power of Attorney shall not be deemed as an authorization to any other person that is not an independent person or that may cause a conflict of interests.

Without limiting the generality of the powers granted hereunder, the Designee shall have the power and authority to, on behalf of myself, execute the Exclusive Option Agreement entered into by and among me, the WFOE and the VIE Co on December 24, 2020, the Equity Pledge Agreement entered into by and among me, the WFOE and the VIE Co on December 24, 2020 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and all the documents to be signed by me as stipulated in the Transaction Documents, and performthe terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by the Designee shall be deemed as my own actions, and all the documents related to My Shareholding executed by the Designee shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by these Designee.

The Designee is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at his/her own discretion and without giving prior noticeto me or obtaining my consent. If required by PRC laws, the Designee shall designate a PRC citizen to exercisethe aforementioned rights.

Unless otherwise provided for in this Power of Attorney, the Designee shall be entitled to appropriate, use or dispose in any other ways cash dividends or bonuses and other non-cash proceeds generated by My Shareholding in accordance with the oral or written instructions of myself.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as Iam an equity holder of VIE Co.

Any dispute arising from the execution of this Power of Attorney or in connection with this Power of Attorney, I and the Designee have the right to submit such dispute to Shenzhen International Arbitration Court for arbitration which shall be conducted in accordance with the then-current arbitration procedures and rules of Shenzhen. The arbitration tribunal shall consist of three arbitrators appointed in accordance with arbitration rules. The claimant shall appoint one arbitrator, and the respondent shall appoint one arbitrator. The third arbitrator shall be appointed by the above two arbitrators through consultation or by Shenzhen International Arbitration Court. The arbitration shall be conducted confidentially and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding on both Parties. The arbitration tribunal or arbitrators may award damages, or injunctive relief (including but not limited to, necessary for the conduct of business or compulsory transfer of assets) with respect to My shareholding, assets, property interests or land assets pursuant to applicable PRC laws if appropriate. Furthermore, while the arbitration is constituted, I and the Trustee shall be entitled to apply for the grant of interim relief in any court of competent jurisdiction (including HK, the place of incorporation of VIE Co (i.e. Shenzhen, PRC), Cayman courts and court where the main assets of VIE Co are located). This Power of Attorney shall keep effective during the course of the arbitration except for the part disputed by either I or the Trustee that is under arbitration.

During the term of this Power of Attorney, I hereby waive all the rights associating with My Shareholding, which have been authorized to the Designee through thisPower of Attorney, and shall not exercise such rights by myself.

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IN WITNESS WHEREOF, the Parties have caused this Power of Attorney to be executed by their authorized representatives on _ _ _ _ _ _, 2021.

Entrustor:

[ ](Signature)

By:

Accepted by:

Shenzhen Weiyixin Technology Co., Ltd. (Seal)

By:
Name:
Title:

Acknowledged by:

Shenzhen Yitian Internet Technology Co., Ltd. (Seal)

By:
Name:
Title: